UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2009

ACTUANT CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-11288	39-0168610
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

13000 West Silver Spring Drive

Butler, Wisconsin 53007

Mailing address: P.O. Box 3241, Milwaukee, Wisconsin 53201

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (414) 352-4160

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2009, the Compensation Committee of the Board of Directors of Actuant Corporation (the “Company”) approved salary reductions taken by the Company’s officers, including the named executive officers, as well as a modification of certain benefits.

A. Reduction in Base Salary

The base salaries of the Company’s named executive officers have been decreased by ten percent as described below, effective March 2, 2009:

Name	Title	Base Salary Prior to Reduction	Reduction in Base Salary	Base Salary After Reduction
Robert C. Arzbaecher	President and Chief Executive Officer	$850,000	$85,000	$765,000
William S. Blackmore	Executive Vice President — Engineered Solutions	$400,000	$40,000	$360,000
Mark E. Goldstein	Executive Vice President and Chief Operating Officer	$525,000	$52,500	$472,500
Brian K. Kobylinski	Executive Vice President — Industrial Products	$375,000	$37,500	$337,500
Andy G. Lampereur	Executive Vice President and Chief Financial Officer	$410,000	$41,000	$369,000

B. Modification of Benefits under the 401(k) Plan

On March 2, 2009, the Company suspended the Company’s “core” contribution of three percent of cash compensation (subject to IRS compensation limits) for the majority of U.S. employees, including the named executive officers, under the Company’s 401(k) Plan. In addition, the Company has suspended its Restoration Plan tied to the 401(k) Plan, which had been available to the executive officers and other participating employees in the United States with annual cash compensation in excess of $225,000. The Restoration Plan had allowed participants to receive a core contribution calculated as if no IRS limits were in place in the form of the Company’s common stock contributed into the participants’ deferred compensation accounts. The suspension of both the Company’s “core” contribution and the Restoration Plan are applied retroactively to September 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTUANT CORPORATION

Date: March 3, 2009
/s/ Andrew G. Lampereur
Name: Andrew G. Lampereur Title: Executive Vice President and Chief Financial Officer